                                                                   EXHIBIT 10.23

                               SECURITY AGREEMENT
                                  (ALL ASSETS)



  Bottomline Technologies, Inc., a New Hampshire corporation with a principal place of business at One Court Street, Exeter, New Hampshire, on behalf of itself and any successors or assigns (the "BORROWER"), and Shawmut Bank, N.A., a national banking association organized and existing under the laws of the United States of America, with a principal place of business at One Federal Street, Boston, Massachusetts, 02211-3204, its successors and assigns (the "BANK"), are the parties to this Agreement. In consideration of the Bank's extending or having extended loans and/or other financial considerations to the Borrower on this date or on one or more occasions, the Borrower agrees with the Bank as follows:

SECTION 1. THE SECURITY INTEREST: As security for the payment and performance of all Liabilities (as defined below) now existing or hereafter arising of the Borrower to the Bank, whether arising by future advances or otherwise, the Borrower hereby grants a security interest to the Bank in the following property, wherever located, and in all proceeds and products of such property:

     1.01 ALL INVENTORY of the Borrower now existing or hereafter arising; meaning all goods, merchandise, raw materials, supplies, goods in process, finished goods, and other tangible personal property held by the Borrower for processing, sale, or other business purpose, or to be used or consumed in the Borrower's business.

     1.02 ALL ACCOUNTS AND ACCOUNTS RECEIVABLE of the Borrower now existing or hereafter arising; meaning all accounts, accounts receivable, papers, notes, drafts, acceptances, and all other debts, obligations, and liabilities in whatever form owing to the Borrower from any person, firm, corporation, or any other legal entity ("ACCOUNT DEBTORS").

     1.03 ALL DOCUMENTS of the Borrower now existing or hereafter arising; meaning all documents of title, including bills of lading, dock warrants, dock receipts, warehouse receipts, and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in the possession of it is entitled to receive, hold, and dispose of the document and goods it covers.
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     1.04  ALL INSTRUMENTS of the Borrower now existing or hereafter arising;
           meaning all negotiable instruments, securities, and any other writings which evidence a right to payment of money and are not themselves security agreements or leases and are of a type which are in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

     1.05 ALL CHATTEL PAPER of the Borrower now existing or hereafter arising; meaning a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods.

     1.06 ALL GENERAL INTANGIBLES, including, but not limited to, choses in action of the Borrower now existing or hereafter arising, meaning any personal property other than goods, accounts, chattel papers, documents, and instruments, including, but not limited to, general intangibles of the following description or type: goodwill, literary rights, contract rights and rights to performance, copyrights, trade-marks, patents, computer programs, access codes, source codes, trade secrets, customer lists and all tax refunds.

     1.07 ALL OTHER GOODS of the Borrower, wherever located, now existing or hereafter acquired; meaning all motor vehicles, equipment, machinery, and other tangible personal property, whether fixtures or not, any and all records relating to any of the Collateral (as defined below) and all attachments and accessories thereto and substitutes therefor.

     It is the Borrower's express intention that the continuing grant of this security interest remain as security for payment and performance of all of its Liabilities, whether now existing, or which may hereinafter be incurred by future advances, or otherwise, and whether or not such Liabilities are related to any transactions described in this Agreement, by class or kind, or whether or not contemplated by the parties at the time of the granting of this security interest. The notice of the continuing grant of this security interest therefore shall not be required to be stated on the face of any document representing any of the Borrower's Liabilities nor otherwise identify it as being secured hereby. If any Liability of the Borrower shall be or become excused, the Borrower hereby expressly hypothecates his, her, its, or their ownership interest in the Collateral to the extent required to satisfy such Liabilities, without restriction or limitation. Any such Liabilities will include all advances by the Bank whether or not the advances are made pursuant to commitments.

SECTION 2. DEFINITIONS: All types of Collateral mentioned in Section 1 shall have the meanings given to them under Chapter 106 of the Massachusetts General Laws unless specifically defined otherwise in that section or elsewhere in this Agreement.

In addition, as used herein, the following terms shall have the following respective meanings:

     2.01 LIABILITIES means all liabilities of the Borrower to the Bank of every kind and description, including those arising under a loan agreement with the Bank of even date (the "LOAN AGREEMENT"), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced, including those arising under this Agreement, or whether evidenced by any agreement or instrument, including obligations to perform acts and refrain from taking action as well as obligations to pay money.

     2.02 COLLATERAL means any and all property of the Borrower in which the Bank now has, by this Agreement, or hereafter acquires a security interest and specifically includes without limitation all inventory, accounts, documents, instruments, chattel paper, general intangibles and other goods, as those terms are defined in Section 1 hereof.

SECTION 3. BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS: To induce the Bank to enter into this Agreement the Borrower represents, warrants, agrees, and covenants that:

     3.01 BORROWER OWNS ASSETS: The Borrower owns all its assets, including the Collateral, as represented on any papers furnished to the Bank and has and will have the exclusive right and authority to grant security interests therein.

     3.02 ASSETS FREE OF ENCUMBRANCES: All the Borrower's assets, including the Collateral, are and will be kept in good condition and clear of all security interests, mortgages, liens, and encumbrances, except those granted or allowed under this Agreement and those set forth on the attached SCHEDULE A, and the Borrower has marketable title to all Collateral and shall defend the same against the claims and demands of all persons. The Bank has the right but not the duty to discharge any liability giving rise to a lien on Collateral, including any liens of any taxing authority, and the Borrower shall repay the Bank immediately for all amounts paid by the Bank to discharge such liabilities.

     3.03 LOCATION OF COLLATERAL: Tangible Collateral, including, but not limited to, equipment, inventory, and fixtures, and if the Bank permits the Borrower to retain possession thereof, instruments, documents, and chattel paper, will be kept in the possession of the Borrower at its place of business named above, or those set forth on the attached SCHEDULE A.

           The location or locations of such Collateral shall not be changed without the prior written notice to the Bank. Bank recognizes that Borrower intends to change the location of its chief executive office within New Hampshire and Bank assents to that relocation provided Borrower promptly notifies Bank of such relocation. Immediately upon the Bank's request, whether or not the Borrower is in default with respect to any Liability to the Bank, the Borrower will turn over to the Bank all instruments, documents and chattel paper which are Collateral under this Agreement.

     3.04  RECORDS AND INFORMATION WITH RESPECT TO BORROWER AND COLLATERAL:

           (a) The Borrower will furnish all information, financial or otherwise, that a duly authorized lending officer of the Bank deems reasonably necessary to properly inform the Bank with respect to Collateral or the condition of the Borrower. The Borrower will inform the Bank immediately in the event of any material change in the Borrower's financial condition or in the event of any breach of this Agreement or in the event that any of the representations and warranties herein contained do not continue to be true and correct as though continuously made to the Bank.

           (b) The Borrower will execute upon the request of the Bank such financing statements and like papers as the Bank deems reasonably necessary to properly protect Collateral and its security interest therein and will pay the cost of filing them in such offices as the Bank requests.

     3.05 FIXTURES: If any machinery, equipment, or other property serving as Collateral under this Agreement is or will be attached to any real estate, the Borrower will, upon Bank's request, furnish the Bank with a description of such real estate with a disclaimer, signed by all persons having an interest in said real estate, of any interest in the Collateral which has or may have priority over the Bank's interest, and will notify the Bank in writing of any intended sale, mortgage, or conveyance of such real estate, and will give written notice of the terms and conditions of this Agreement to any prospective purchaser, mortgagee, or grantee of such real estate.

     3.06 LIABILITIES OWING TO BORROWER: Any liabilities in whatever form owing to the Borrower from any person, firm, or other legal entity serving as Collateral are and will be good and valid indebtedness not subject to any defenses, set-offs, claims, counter-claims, or agreements under which any deduction or discount may be made thereon, except as specified to the

           Bank on a statement or invoice made available to the Bank on or prior to the date hereof or from time to time hereafter.

     3.07 RETURNED MERCHANDISE: The Bank may in its unfettered discretion charge to the Borrower the amount represented to be owing on any liability, in whatever form owing to the Borrower, from whatever source, if said liability serves as Collateral under this Agreement, and if any merchandise giving rise to any such liability is returned, and until such debit is made, Borrower shall hold any such returned merchandise segregated in trust for the Bank subject to its exclusive disposition.

     3.08 TAXES: The Borrower will pay any sales or other taxes which may become due and payable with respect to a sale or other transaction giving rise to any Collateral.

     3.09 CHATTEL PAPER: The Borrower agrees to label all chattel paper serving as Collateral under this Agreement with the words, "Subject to the security interest of (the Bank)", naming the Bank.

     3.10  INSURANCE:

           (a) The Borrower agrees at its or his own expense to keep all Collateral insured in accordance with the requirements of the Loan Agreement.

           (b) The Bank shall have no risk, liability, or responsibility in connection with payment or non-payment of any loss, the sole obligation of the Bank being to credit the Borrower's loan account with the net proceeds of any insurance payments received on account of any loss.

     3.11 SALE OF COLLATERAL: Unless otherwise specifically provided by this Agreement or the Loan Agreement, the Borrower will not sell any Collateral without the prior written consent of the Bank. So long as the Borrower is not in default hereunder the Borrower shall have the right to sell inventory, which may be Collateral, in the ordinary course of its or his business. A sale in the ordinary course of business shall not include a transfer in total or partial satisfaction of a debt, other than a debt which has arisen solely as a result of prepayment or deposit by customers of the Borrower for items of inventory subsequently to be purchased or delivered. Borrower shall also be entitled to sell (or trade in) used or obsolete equipment so long as Borrower receives therefor a sum (or credit) substantially equal to such equipment's fair value.

     3.12  BANK'S RIGHT TO POSSESSION:

           (a) Unless otherwise provided by law, at any time after the occurrence of an Event of Default hereunder, the Bank shall have the right to the immediate possession of all Collateral and its products and proceeds, and in its sole discretion may operate and use said Collateral, complete work in process, and sell Collateral without being liable to the Borrower on account of any losses, damage, or depreciation that may occur as a result thereof so long as the Bank shall act in good faith.

           (b) Unless otherwise provided by law, at any time after the occurrence of an Event of Default hereunder, the Bank may, at the expense of the Borrower, maintain possession of the Borrower's premises by the use of a custodian or custodians, or in such other manner as the Bank may determine.

           (c) Unless otherwise provided by law, at any time after the occurrence of an Event of Default hereunder, the Bank may at all times, at the expense of the Borrower, enter upon any premises on which Collateral may be situated and remove any such Collateral to such other places as the Bank determines.

           (d) Unless otherwise provided by law, the Bank may at any time, after the occurrence of an Event of Default hereunder, transfer any Collateral into its own name or that of its nominee and may at any time after the occurrence of an Event of Default hereunder receive the income thereon and hold the same as security for Liabilities or apply it to principal or interest due on the Liabilities.

SECTION 4.  COLLECTION:

4.01       (a)    The Bank may at any time after the occurrence of an Event of
                  Default hereunder require the Borrower to establish a "lock box" arrangement with the Bank for the receipt of Account
                  Debtor remittances.

           (b) The Bank may at any time after the occurrence of an Event of Default hereunder, notify Account Debtors, on any Collateral, or require the Borrower to notify such Account Debtors, that they shall make all payments on their account or accounts with the Borrower directly to the Bank; or require the Borrower to hold all proceeds received from collection in trust for the Bank without commingling the same with other funds of the Borrower, and to turn the same over to the Bank immediately upon receipt the identical form received, at which time the Bank may at its option either apply such proceeds to the Liabilities of the Borrower, in accordance with Section 4.03, or release such proceeds to the Borrower for use in its business.

           (c) The Bank has the right at any time after the occurrence of an Event of Default hereunder, directly or through its agent, to collect proceeds directly from Account Debtors, on any Collateral and for that purpose to do all acts and things necessary or incident thereto, including the right to sue on such accounts, and to sell, transfer, set over, compromise, discharge, or extend the whole or any part of the accounts.

           (d) Borrower does hereby make, constitute and appoint any officer or agent of Bank as Borrower's true and lawful attorney-in-fact, with power to endorse the name of Borrower or any of Borrower's officers or agents upon any notices, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of the Bank in full or part payment of any amounts owing to Bank; to sign and endorse the name of Borrower or any of Borrower's officers or agents upon any warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and any instruments or documents relating thereto, or to Borrower's rights therein; to give written notice to such office or officials of the United States Post Office to effect such change or changes of address so that all mail addressed to the Borrower may be delivered directly to the Bank; granting unto Borrower's said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as Borrower might or could do, and hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue hereof. Neither the Bank nor the attorney shall be liable for any acts or omissions nor for any errors of judgment or mistake, except for their gross negligence or willful misconduct. This power of attorney shall be irrevocable for the term of this Agreement and all transactions hereunder and thereafter as long as Borrower may be indebted to Bank. With the exception of the power granted to the Bank to endorse checks, drafts, and any other form of payment, which right may be exercised at any time and from time to time, the Bank will not exercise any of the powers granted hereunder absent the occurrence of an Event of Default hereunder.

     4.02 Until the Bank exercises the rights contained in Section 4.01 (except under the last sentence in Section 4.01(d)), the Borrower may continue to collect proceeds from Account Debtors on any Collateral and use the proceeds in any lawful manner not inconsistent with the terms of this Agreement.

     4.03  In the event that the Bank exercises the rights contained in Section
           4.01 (except under the last sentence in Section 4.01(d)), the Bank shall credit to the Borrower the proceeds obtained from Account Debtors of the Borrower, such credits to be entered within two (2) business days after receipt of the proceeds. Such credits, however, are conditional upon final payment to the Bank at its office in cash or solvent credits of the items giving rise to them, and, if any item is not so paid, the amount of any credit given with respect to any of the Borrower's Liabilities shall be reversed or, in the discretion of the Bank, it shall be charged to any deposit accounts of the Borrower with the Bank, whether or not the item is returned.

     SECTION 5.  DEFAULT AND ACCELERATION:

     5.01 Any or all of the Liabilities of the Borrower to the Bank shall, at the option of the Bank and notwithstanding any time or credit allowed by any instrument evidencing a Liability, be immediately due and payable without notice or demand upon the occurrence of any of the following Events of Default (each an "EVENT OF DEFAULT"):

           (a) Default in the payment, upon demand (or when due and payable, if not payable on demand), of any Liability of the Borrower;

           (b) An injunction or attachment against property of the Borrower remains undischarged for a period of thirty (30) days;

           (c) The failure by the Borrower to promptly, punctually and faithfully perform, or observe any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement (and the expiration of ten (10) days from such failure).

           (d) The occurrence of any material uninsured loss, theft, damage or destruction to any material asset(s) of the Borrower.

           (e) The security interest granted to the Bank in the Collateral shall, at any time after the execution and delivery of this Agreement, for any reason, ceases (i) to create a valid and perfected first priority security interest in the Collateral including, without limitation, the occurrence of any event which would cause a lien creditor, as that term is defined in
                  Section 9-301 of the Code, to take priority over advances made by Bank; the filing against or relating to the Borrower of a federal tax lien in favor of the United States of America or any political subdivision of the United States of America, or the filing against or relating to the Borrower of a state tax lien in favor of any state of the United States of America or any political subdivision of any such state; or (ii) this Agreement shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by the Borrower.

           (f) The occurrence of an Event of Default under the Loan Agreement after the expiration of any applicable grace period or termination for any reason of the Loan Agreement.

     5.02 Upon the occurrence of any of the Events of Default, the Bank shall have all the rights and remedies of a secured party under Chapter 106, Article 9, of the Massachusetts General Laws, in addition to all other rights and remedies mentioned in this Agreement. Unless otherwise provided by law, the Bank may require the Borrower to assemble any tangible personal property constituting Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties.

     5.03 The Borrower hereby grants to the Bank a nonexclusive irrevocable license in connection with the Bank's exercise of its rights hereunder, to use, apply and affix any trademark, trade name, logo or the like in which the Borrower now or hereafter has rights, which license may be used upon the occurrence of any of the Events of Default, or upon demand, if applicable.

     SECTION 6. EXPENSES:

     6.01 The Borrower shall pay or reimburse the Bank on demand for all out-of-pocket expenses of every nature which the Bank may incur in connection with this Agreement and the preparation thereof, the making of any loan in connection herewith, or the collection of the Borrower's Liabilities secured under this Agreement, including but not limited to reasonable attorney's fees, and fees and expenses related to the perfection and protection of any security interest granted by the Borrower; or the Bank, if it chooses, may charge any of the Borrower's funds on deposit with the Bank.

     SECTION 7.  GOVERNING LAW, MODIFICATION, AND WAIVERS:

     7.01 This Agreement, including modifications or additions thereto, will be governed, interpreted, and construed in accordance with the laws of the Commonwealth of Massachusetts.

     7.02 The rights, remedies, powers, privileges and discretions of the Bank hereunder shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.

     7.03 Any determination that any provision of this Agreement or any application thereof is invalid, illegal or unenforceable in any respect in any instance shall not affect the validity, legality and enforceability of such provision in any other instance, nor the validity, legality or enforceability of any other provision of this Agreement.

     7.04 No modification of this Agreement will be binding unless in writing and signed by a duly authorized lending officer of the Bank and a duly authorized officer of Borrower.

     7.05 Any default by the Borrower may be waived by the Bank in writing signed by a duly authorized lending officer of the Bank, but no such waiver shall extend to any subsequent default or any other default.

     7.06 No delay on the part of the Bank in exercising any of the rights granted or referred to in this Agreement shall be held to constitute a waiver.

     SECTION 8.  NOTICE, ASSIGNMENT, TERMINATION:

     8.01 Unless otherwise provided for by law, any demand, notice, or other communication to the Borrower that the Bank may elect to give shall be effective if sent in accordance with the terms of the Loan Agreement.

     8.02 This Agreement shall continue until all Liabilities of the Borrower to the Bank have been satisfied.

     8.03 Any obligations the Bank may have to the Borrower, whether now existing or hereafter arising, run only to the Borrower and may not be assigned or transferred by said Borrower without the written consent of a duly authorized officer of the Bank.

     SECTION 9.  HEADINGS: SEAL:

     9.01 Headings preceding the text of the several sections hereof are for the convenience of reference only and shall not constitute a part of this Agreement nor shall they affect its meaning, construction, or effect.

     9.02 It is intended that this Agreement take effect as a sealed instrument.

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

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as a sealed instrument this 13th day of January, 1995.


WITNESS:                         BOTTOMLINE TECHNOLOGIES, INC.
(As to Both)


  /s/  Brian T. Garrity          By:  /s/  James L. Loomis
 ----------------------               --------------------
Brian T. Garrity                 James L. Loomis, Treasurer


                                 SHAWMUT BANK, N.A.


                                 By:  /s/  Robert A. Lupien
                                      -------------------------------
                                      Robert A. Lupien, Vice President

                                  SCHEDULE A


                                 ENCUMBRANCES
                                 ------------



SECURED PARTY OR LESSOR:                            COLLATERAL:
------------------------                            ----------


Computer Lab                                        Equipment
People's Heritage Bank                              Leased Equipment
NYNEX Credit Company                                Telephone Equipment
IBM Credit Corporation                              IBM Equipment
Fleet Bank-NH                                       Blanket Security Interest
                                                       (to be terminated as part
                                                       this transaction)

Purchased Money Secured Parties
for any assets acquired with
purchase money financing, whether
now existing or arising in the future



                             ADDITIONAL LOCATIONS
                             --------------------


                                     None





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